Exhibit 99.1

LETTER OF TRANSMITTAL

SIERRA PACIFIC POWER COMPANY

6100 Neil Road

Reno, Nevada 89511

OFFER TO EXCHANGE
Any and all of its outstanding unregistered
5.900% General and Refunding Mortgage Notes, SPPC Series 2023A due 2054 (CUSIP Nos. 826418BP9 and
U82195AD7; ISIN Nos. US826418BP95 and USU82195AD76) for
up to $400,000,000 aggregate principal amount of its 5.900% General and Refunding Mortgage Notes, SPPC
Series 2023A due 2054 (CUSIP No. 826418 BQ7; ISIN No. US826418BQ78)
that have been registered under the Securities Act of 1933 (the “Securities Act”)*

This document relates to the exchange offer (the “Exchange Offer”) made by Sierra Pacific Power Company (the “Company”) to exchange any and all of its unregistered $400,000,000 aggregate principal amount 5.900% General and Refunding Mortgage Notes, SPPC Series 2023A due 2054 (the “Initial Notes”) for new 5.900% General and Refunding Mortgage Notes, SPPC Series 2023A due 2054 (the “Exchange Notes”) that have been registered under the Securities Act. The Initial Notes and the Exchange Notes are collectively referred to herein as the “Notes.” The Exchange Offer is described in the prospectus dated ____________, 2024 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on ____________, 2024, unless extended by the Company (such date and time, as they may be extended, the “Expiration Date”). Tendered Initial Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of the Initial Notes set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” the Company will accept for exchange the Initial Notes that have been validly tendered (and not subsequently validly withdrawn).

The Exchange Agent for the Exchange Offer (the “Exchange Agent”) is:
The Bank of New York Mellon Trust Company, N.A.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent as follows:

By Email	By Telephone

CT_REORG_UNIT_INQUIRIES@bnymellon.com	(315) 414-3349

This Letter of Transmittal is to be used by holders of the Initial Notes. Tender of the Initial Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—How to Tender.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance. For you to validly tender your Initial Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an Agent’s Message under the ATOP procedures that confirms that:

*The CUSIP number is included herein solely for the convenience of the registered owners of the Notes. No representation is made as to the correctness or accuracy of the CUSIP number either as appearing on the Notes or on this Letter of Transmittal.

•	DTC has received your instructions to tender your Initial Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

The electronic confirmation from DTC of the book-entry transfer of Initial Notes into the Exchange Agent’s account at DTC, together with the Agent’s Message constitute a “Book-Entry Confirmation.”

By using the ATOP procedures to tender the Initial Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The Exchange Notes will be issued in full exchange for the Initial Notes in the Exchange Offer, if consummated, and will be delivered in book-entry form.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. Upon the terms and subject to the conditions of the Exchange Offer, the agreeing holder hereby tenders to the Company the aggregate principal amount of Initial Notes credited by the tendering holder to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered hereby by the Company, the tendering holder hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Initial Notes as are being tendered hereby.

The tendering holder hereby irrevocably constitutes and appoints the Exchange Agent as the tendering holder’s true and lawful agent and attorney-in-fact with respect to such tendered Initial Notes (with full knowledge that the Exchange Agent also acts as the agent of the Company in connection with the Exchange Offer), with full power of substitution, without limitation, to assign, transfer and deliver the Initial Notes, or cause the Initial Notes to be assigned, transferred and delivered, to the Company, and to deliver all accompanying evidences of transfer and authenticity, and present such Initial Notes for transfer on the books of the Company and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Initial Notes, all in accordance with the terms of the Exchange Offer.

2. The tendering holder hereby acknowledges, represents and warrants to and agrees with the Company that the tendering holder and each beneficial owner of Initial Notes tendered hereby has full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Initial Notes tendered hereby, and to acquire the Exchange Notes issuable upon the exchange of such tendered Initial Notes, and that, if and when such Initial Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The tendering holder hereby further acknowledges, represents and warrants to, and agrees with, the Company that (i) neither the tendering holder nor any beneficial owner of the Initial Notes being tendered hereby is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; (ii) any Exchange Notes received in the Exchange Offer by the tendering holder or any beneficial owner of any Initial Notes tendered hereby will be acquired by it in the ordinary course of its business; (iii) neither the tendering holder nor any beneficial owner of Initial Notes tendered hereby has any arrangement or understanding with any person to engage in, and neither the tendering holder nor any such beneficial owner is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act; (iv) neither the tendering holder nor any such beneficial owner is a broker-dealer that will receive Exchange Notes in the Exchange Offer in exchange for Initial Notes that it purchased from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and (v) if the tendering holder or any such beneficial owner is a broker-dealer holding Initial Notes acquired for its own account as a result of its market-making or other trading activities (a “participating broker-dealer”), it will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the Exchange Notes it receives in exchange for such Initial Notes pursuant to the Exchange Offer (provided, however, that by so acknowledging and by delivering (or making available as aforesaid) a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

The tendering holder acknowledges and agrees that, if the tendering holder or any beneficial owner of Initial Notes tendered hereby is unable to make the representations and warranties set forth in the immediately preceding paragraph or elsewhere in this Letter of Transmittal, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the Exchange Notes to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive Exchange Notes in the Exchange Offer in exchange for Initial Notes that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, neither the tendering holder nor any such beneficial owner will be permitted to tender its Initial Notes in the Exchange Offer. The tendering holder, if it is not the beneficial owner of the Initial Notes being tendered hereby, acknowledges and agrees that all of the representations, warranties, acknowledgements and agreements set forth herein are being made by it on its own behalf and on behalf of each such beneficial owner for the benefit of the Company.

3. The tendering holder, on behalf of itself and each beneficial owner of any Initial Notes tendered hereby, acknowledges and agrees that the Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties and referred to in the Prospectus under the captions “Plan of Distribution” and “The Exchange Offer—Terms of the Exchange” and, as a result, the Company believes that, except as provided in the next sentence and in the next paragraph, the Exchange Notes received pursuant to the Exchange Offer in exchange for the Initial Notes may be offered for resale, resold or otherwise transferred by a holder thereof, without compliance with the registration and prospectus delivery requirements of the Securities Act, unless (1) such holder is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, (2) the Exchange Notes received by such holder in the Exchange Offer will not be acquired by such holder in the ordinary course of its business; or (3) such holder has an arrangement or understanding with any person to engage in, or is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act. However, the tendering holder, on behalf of itself and each beneficial owner of Initial Notes tendered hereby, acknowledges and agrees that, if the tendering holder or any such beneficial owner is a participating broker-dealer holding Initial Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Notes in exchange for such Initial Notes in the Exchange Offer, it may be an “underwriter” within the meaning of the Securities Act and it must (and the tendering holder, on behalf of itself and each such beneficial owner, acknowledges and agrees that it will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such Exchange Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The tendering holder, on behalf of itself and each beneficial owner of Initial Notes tendered hereby, further acknowledges and agrees that, if it is a participating broker-dealer, it may use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of Exchange Notes received for its own account in the Exchange Offer in exchange for Initial Notes that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which the Prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of Exchange Notes (subject, in each case, to the Company’s right to suspend use of the Prospectus under the circumstances described in the Prospectus under the caption “Plan of Distribution”), so long as such participating broker-dealer has notified the Company through an Agent’s Message or otherwise prior to 5:00 p.m., New York City time, on the Expiration Date that it will use the Prospectus for such purpose.

The tendering holder, on behalf of itself and each beneficial owner of Initial Notes being tendered hereby, acknowledges and agrees that if the tendering holder or any beneficial owner of the Initial Notes being tendered falls into one or more of the categories set forth in clauses (1) through (3) of the immediately preceding paragraph, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the Exchange Notes to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive Exchange Notes in the Exchange Offer in exchange for Initial Notes that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) it will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) it will not be permitted to tender its Initial Notes in the Exchange Offer, (iii) in the absence of an applicable exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and the Company will not be responsible for, or indemnify the tendering holder or any such beneficial owner against, any such liability. The tendering holder, on behalf of itself and each beneficial owner of Initial Notes tendered hereby, acknowledges and agrees that each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of Exchange Notes received in the Exchange Offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of Exchange Notes received in the Exchange Offer.

The tendering holder and each beneficial owner of Initial Notes tendered hereby is aware that the SEC has not considered the Exchange Offer in the context of a no-action letter, and there can be no guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in the circumstances described in the no action letters referred to above.

4. The tendering holder will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Initial Notes tendered hereby or to further evidence the accuracy or performance of any of the representations, warranties, acknowledgements or agreements made by the tendering holder herein. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation and agreement hereunder of the tendering holder and each beneficial owner of Initial Notes tendered hereby shall survive the death, incapacity or dissolution of the tendering holder and of any such beneficial owner and shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives of the tendering holder and each such beneficial owner. This tender may be withdrawn only in accordance with the procedures set forth under the caption “The Exchange Offer—Withdrawal Rights” in the Prospectus and in Instruction 6 in this Letter of Transmittal.

5. By crediting the Initial Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Initial Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer to Exchange

1.	DELIVERY OF THIS LETTER OF TRANSMITTAL AND INITIAL NOTES.

Any Book-Entry Confirmation that the Initial Notes being tendered through DTC’s ATOP procedures have been delivered to the applicable account of the Exchange Agent at DTC, as well as an Agent’s Message prior to 5:00 p.m., New York City time, on the Expiration Date. Initial Notes tendered hereby must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that, if any Initial Note is tendered in part, the untendered portion of such Initial Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

2.	VALIDITY OF TENDERS.

The Company, in its sole and absolute discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Initial Notes tendered for exchange. The Company reserves the absolute right to reject any and all tenders of any Initial Notes not properly tendered and not to accept any Initial Notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the right, in its sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Initial Notes either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Initial Notes in the exchange offer). The Company’s interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and the instructions herein) as to any particular tender of Initial Notes or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes for exchange must be cured within a reasonable period of time, as the Company in its sole and absolute discretion may determine. The Company is not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Initial Notes for exchange, or if any Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

3.	WAIVER OF CONDITIONS.

The Company reserves the right, in its sole and absolute discretion, to waive, at any time and from time to time, satisfaction of any or all conditions of the Exchange Offer described in the Prospectus.

4.	NO CONDITIONAL TENDERS.

No alternative, conditional, irregular or contingent tenders will be accepted.

5.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the telephone number or email address set forth on the cover page of this Letter of Transmittal.

6.	WITHDRAWAL RIGHTS.

Tenders of Initial Notes may be withdrawn no later than 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal of tendered Initial Notes to be effective, the Exchange Agent must receive an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Initial Notes no later than 5:00 p.m., New York City time, on the Expiration Date. The notice of withdrawal must specify the name and DTC account number of the account at DTC to be credited with the withdrawn Initial Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer – Withdrawal Rights.”

7.	TRANSFER TAXES.

Holders who tender their Initial Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that (a) holders who instruct the Company to register the Exchange Notes in the name of a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Initial Notes and (b) tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of the Initial Notes to the Company or upon the Company’s order pursuant to the exchange offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE INITIAL NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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